UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 6, 2005

Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8408 East Orchard Road, Suite 6600, Greenwood Village, CO 80111

(Address of principal executive offices)

(303) 566-6500

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

  Amendment of Registration Rights Agreements

On December 6, 2005 HyperSpace Communications, Inc. ("HyperSpace"), GTG PC Investments, LLC (“GTG”) and MIC Holding Company, LLC (“MIC”) entered into Amendment No. 1 to Registration Rights Agreement, extending certain demand registration rights of the Gores Shareholders (as defined in the Registration Rights Agreement) from December 31, 2005 to June 30, 2006. Amendment No. 1 to Registration Rights Agreement is attached hereto as Exhibit 99.1.       The Registration Rights Agreement is attached hereto as Exhibit 99.2.

Insurance of Warrants

On December 6, 2005 , HyperSpace issued ten-year warrants to GTG and MIC to purchase an aggregate of 226,667 shares of HyperSpace Common Stock at a purchase price of $5.50 per share. The warrants contain net exercise provisions, anti-dilution adjustments and other customary terms, and are substantially identical to the warrants HyperSpace previously granted to GTG and MIC in connection with its acquisition of MPC Computers, LLC ("MPC"). Forms of the warrants issued to GTG and MIC are attached as Exhibits 4.1 and 4.2. See Item 3.02 for a description of the transaction in which such warrants were issued.

On December 6, 2005 and December 9, 2005, HyperSpace exchanged an aggregate of 680,000 warrants with a $3.00 exercise price held by GTG and MIC for new warrants. The new warrants were substantially identical to the old warrants that were submitted for exchange, except that the net exercise provisions were removed in the new warrants.

Item 3.02	Unregistered Sales of Equity Securities.

On December 6, 2005, holders of certain HyperSpace warrants exercised those warrants and purchased from HyperSpace an aggregate of 680,000 shares of its common stock at a price of $3.00 per share, for gross proceeds of $2,040,000 before commissions and other transaction expenses. The proceeds from the sales will be used for working capital and other corporate purposes.

The warrants were originally issued to GTG and MIC in exchange for substantially identical warrants issued in connection with HyperSpace's acquisition of MPC in July 2005. See Item 1.01. GTG and MIC transferred the warrants to the exercising warrant holders and HyperSpace issued to the GTG and MIC ten-year warrants to purchase an aggregate of 226,667 shares of HyperSpace common stock at a price of $5.50 per share. The Company will pay a commission equal to 5% of the aggregate amount raised to certain broker-dealers who facilitated the transactions. The shares were sold in reliance on Section 4(2) of the Securities Act of 1933 (the "Act"). Each person exercising a warrant represented that such person was an accredited investor within the meaning of the Act and had reviewed all information about HyperSpace necessary to make an informed investment decision, and each purchaser or the broker-dealer facilitating the transaction had a pre-existing relationship with HyperSpace. Each exercising warrant holder became a party to the same registration rights agreement as GTG and MIC. That registration rights agreement has been amended to extend certain demand registration rights. See Item 1.01.

In connection with HyperSpace’s acquisition of MPC, a total of 4,193,267 warrants to purchase common stock were issued to GTG and MIC. The Company anticipates that additional such warrants may be transferred to new holders and exercised as described above, which could result in receipt by Hyperspace of proceeds, up to approximately $12,580,000 (including the $2,040,000 described above) before commissions and other transaction expenses. However, there can be no assurance that such exercises will occur until the transactions are consummated.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

4.1	Form of Warrants issued to GTG PC Investments, LLC
4.2	Form of Warrants issued to MIC Holding Company, LLC
99.1	Amendment No. 1 to Registration Rights Agreement with GTG PC Investments, LLC, MIC Holding Company, LLC and certain other shareholders
99.2	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Date: December 12, 2005	By: /s/ Brian T. Hansen Brian T. Hansen VP & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrants issued to GTG PC Investments, LLC
4.2	Form of Warrants issued to MIC Holding Company, LLC
99.1	Amendment No. 1 to Registration Rights Agreement with GTG PC Investments, LLC, MIC Holding Company, LLC and certain other shareholders
99.2	Registration Rights Agreement